EXHIBIT (10)

                        Consents of Independent Auditors
               and Independent Registered Public Accounting Firm



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-39246 of Ameritas Life of NY Separate Account VA on Form N-4 of our report dated March 29, 2012 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services) relating to the statutory basis financial statements of Ameritas Life Insurance Corp. of New York, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 25, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-39246 of Ameritas Life of NY Separate Account VA on Form N-4 of our report dated March 16, 2012, relating to the financial statements and financial highlights of the subaccounts of First Ameritas Variable Annuity Separate Account (renamed Ameritas Life of NY Separate Account VA effective March 1, 2012), appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 25, 2012